UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2021

AKERNA CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-39096	83-2242651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Larimer Street, #246, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 932-6537

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KERN	NASDAQ Capital Market
Warrants to purchase one share of Common Stock	KERNW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.08	Shareholder Director Nominations.

As previously reported on a Current Report on Form 8-K filed March 16, 2021, Akerna Corp. (the "Company"), scheduled its 2021 Annual Meeting of Stockholders (the "2021 Meeting") for May 27, 2021 at 9:00 a.m. MDT, and set April 9, 2021 as the record date for determining stockholders entitled to notice of, and to vote at, the 2021 Meeting. It also set March 26, 2021 as the deadline for the timely receipt of any stockholder proposals submitted for the 2021 Meeting pursuant to Rule 14a-8 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), for inclusion in the Company's 2021 Meeting proxy materials, and for qualified stockholder proposals and nominations to be considered at the 2021 Annual Meeting pursuant to the Company’s bylaws. As of March 26, 2021, the Company had received no shareholder proposals or nominations.

On April 26, 2021, the Board of Directors of Akerna, rescheduled the Annual Meeting from Thursday, May 27, 2021 to Monday, June 7, 2021 as 9 a.m. MDT to accomadate for a change in management’s schedules and in the intended meeting location. The record date for determining stockholders entitled to notice of, and to vote at, the 2021 Meeting remains April 9, 2021 and only such stockholders will be entitled to notice of and to vote at the 2021 Annual Meeting. The location of the 2021 Annual Meeting will be as set forth in the Company's proxy statement for the 2021 Annual Meeting.

This date differs more than thirty days from the anniversary of the Company’s 2020 Annual Meeting of Stockholders, held November 30, 2020, adjourned until December 10, 2020. However, because (i) the 2021 Meeting has been postponed by only a little over a week from the originally announced date of May 27, 2021, (ii) the Company did not received any stockholder proposals by the previously set deadline of March 26, 2021, and (iii) concurrently with rescheduling the date of 2021 Meeting, the Company’s proxy materials were finalized for printing and mailing, the Board did not set a new deadline for the receipt of any qualified stockholder proposals submitted pursuant to Rule 14a-8 for inclusion in the Company's 2021 Meeting proxy materials.

In accordance with the Company's Bylaws, because the date of the 2021 Annual Meeting will be advanced by more than thirty (30) days prior to the anniversary of the Company's 2020 annual meeting of stockholders, in order for a stockholder entitled to vote to bring a proposal or submit a nominee for director at the 2021 Annual Meeting, such stockholder must be a stockholder of record on April 9, 2021, and such notice by such stockholder must be received no later than the close of business on the 10th day following the day on which public announcement of the date of the 2021 Annual Meeting is first made. Accordingly, notice of stockholder proposals or nominations for director for the 2021 Annual Meeting must be received no later than 5:00 p.m. Denver local time on May 6, 2021.

Proposals and notices must be in writing and received by our Corporate Secretary at 1550 Larimer Street, #246, Denver, Colorado 80202, and must also comply with the requirements set forth in the rules and regulations of the Exchange Act and the Company's Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 26, 2021	AKERNA CORP.

	By:	/s/ John Fowle
Name: John Fowle Title: Chief Financial Officer

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